                                                                    Exhibit 10.3


                             EVERGREEN SOLAR, INC.

                           INDEMNIFICATION AGREEMENT

            This Indemnification Agreement (the "Agreement") is made as of May 15, 2003, by and between Evergreen Solar, Inc., a Delaware corporation (the "Company"), and Charles J. McDermott (the "Indemnitee").

            WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks;

            WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

            WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

            WHEREAS, in view of such considerations, the Company desires to provide, independent from the indemnification to which the Indemnitee is otherwise entitled by law and under the Third Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the "Certificate of Incorporation"), and the by-laws of the Company, as amended from time to time (the "By-laws"), indemnification to the Indemnitee and advances of expenses, all as set forth in this Agreement to the maximum extent permitted by law;

            NOW, THEREFORE, to induce the Indemnitee to continue to serve the Company and in consideration of these premises and the mutual agreements set forth in this Agreement, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

            1.    Indemnification.

                  (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the
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                                                                               2


part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

                  (b) Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court orders or judgment to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders unless and only to the extent that the Delaware Court of Chancery or any other court in which such action or proceeding is or was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other such court shall deem proper.

                  (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l(a) or Section 1(b) hereof or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was
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                                                                               3


liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

            2.    Expenses; Indemnification Procedure.

                  (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in
Section 1(a) or Section 1(b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following receipt of an undertaking (the "Undertaking"), substantially in the form attached hereto as Exhibit 1, by or on behalf of the Indemnitee to repay the amount of any such advance if and to the extent that it shall ultimately be determined that the Indemnitee is not entitled to indemnification for such amount. The Undertaking shall be unsecured and shall bear no interest.

                  (b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification is or will be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                  (c) Procedure. Any indemnification and advances provided for in Section 1 hereof and this Section 2 shall be made promptly, and in any event within 60 days after receipt by the Company of the written request of the Indemnitee, unless with respect to such requests the Company determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct. Such determination shall be made in each instance by: (a) a majority vote of the directors of the Company who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), even though less than a quorum; (b) a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal
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                                                                               4


counsel to the Company) in a written opinion; or (d) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question. If a claim under this Agreement, under any statute, or under any provision of the Certificate of Incorporation or By-laws providing for indemnification, is not paid in full by the Company within the time allowed, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 10 hereof, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors (the "Board of Directors"), any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

                  (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

                  (e) Assumption of Defense and Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. Notwithstanding the foregoing, the Company shall not be permitted to settle any action or claim on behalf of Indemnitee in any manner which would impose any unindemnified liability or penalty on the Indemnitee or require any acknowledgment of wrongdoing on the part of Indemnitee without Indemnitee's written consent, which consent shall not be unreasonably withheld. After delivery of such notice,
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                                                                               5


approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided, that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii)(B) above.

            3.    Additional Indemnification Rights; Nonexclusivity.

                  (a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the By-laws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                  (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Certificate of Incorporation, the By-laws, any agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law ("DGCL"), or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any action, suit or other covered proceeding.

            4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify
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                                                                               6


Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

            5. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

            6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

            7. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                  (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation of such suit; or
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                  (b)   Lack of Good Faith. To indemnify Indemnitee for any
expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company; or

                  (d) Claims under Section 16(b). To indemnify Indemnitee for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

                  (e) To indemnify Indemnitee for any acts or omissions, or transactions from which a director may not be relieved of liability under applicable law or pertinent public policy.

            8.    Construction of Certain Phrases.

                  (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                  (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

            9. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or
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                                                                               8


agent of another corporation, partnership, joint venture, trust or other enterprise, as the time such act or omission occurred.

            10. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the Delaware Court of Chancery determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

            11. No Rights of Continued Service. This Agreement shall not impose any obligation of the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

            12.   Miscellaneous.

                  (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of law.

                  (b) Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the exclusive jurisdiction of the Court of Chancery of Delaware for any purpose in connection with any actions or proceedings which arise out of or relate to this Agreement.

                  (c) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

                  (d) Construction. This Agreement is the result of negotiations between, and has been reviewed by, each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of
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                                                                               9


the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

                  (e) Notices. Unless otherwise provided in this Agreement, any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing) and when delivered personally or three business days after being postmarked, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (g) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all, substantially all or a substantial part of the business or assets of the Company. This Agreement shall inure to the benefit of Indemnitee and Indemnitee's heirs, legal representatives, executives and administrators. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

                  (h) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

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
            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           EVERGREEN SOLAR, INC.


                                           By:  /s/ Mark A. Farber
                                                --------------------------------
                                                Name:  Mark A. Farber
                                                Title: Chief Executive Officer

                                           Address:

                                           259 Cedar Hill Street
                                           Marlboro, MA  01752
                                           Telecopy:  (508) 357-2279
                                           Attention: Mark A. Farber


                                           /s/ Charles J. McDermott
                                           -------------------------------------
                                           Charles J. McDermott, Indemnitee

                                           Address:

                                   EXHIBIT 1

                                  UNDERTAKING

            1. This Undertaking is submitted pursuant to the Indemnification Agreement dated as of May 15, 2003 between Evergreen Solar, Inc., a Delaware corporation (the "Company"), and the undersigned (the "Agreement"). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

            2. I am requesting certain expense advances pursuant to Section 2(a) of the Agreement ("Expense Advances").

            3. I hereby undertake to repay such Expense Advances if it shall ultimately be determined that I am not entitled to be indemnified by the Company therefor under the Agreement or otherwise.

            4.    The Expense Advances are, in general, all related to:




                                       Signed:__________________________________


                                       Dated:___________________________________